                                                                    Exhibit 10.5


                             AMENDMENT NO. 1999-I
                                      TO
                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
                      EXECUTIVE SALARY PROTECTION PLAN II


    Certified Grocers of California, Ltd., a California association (the "Company"), pursuant to the power granted to it by Section 7.1 of the Certified Grocers of California Ltd. Executive Salary Protection Plan II (the "Plan"), hereby amends the Plan, as follows, effective as of January 1, 1999:

1.  Section 2.12 is hereby restated in its entirety as follows:

    "2.12 "Year of Service" shall have the following alternative meanings:

          (a) For each Participant who becomes a Participant on or after January 1, 1999, a Year of Service shal1 mean each full year in which the Participant is or has been an Officer of the Company. For purposes of this definition, a full year in which the Participant has been an Officer of the Company shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year, commences on the date that the Participant became an Officer of the Company, regardless whether such date occurs on, before or after January 1, 1999, and that, for any subsequent year, commences on an anniversary of such date. If the Participant incurs a Separation from Service and is subsequently rehired by the Company as an Officer, then any employment as an Officer prior to such rehire date shall be disregarded for purposes of determining the Participant's Years of Service. Any partial year in which the Participant has been an Officer of the Company shall not be counted as a Year of Service. For purposes of this definition, the Participant's Years of Service shall terminate upon the earlier to occur of the following: (i) six (6) months following the date the Participant becomes disabled; (ii) upon commencement of a long-term disability benefit from a Company sponsored plan; or (iii) upon Separation from Service.

          (b) For each Participant who was a Participant under this Plan on or before December 31, 1998, a Year of Service shall mean each full year in which the Participant was employed by the Company. For purposes of this definition, a full year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commenced on the Participant's date of hiring, and that, for any subsequent year, commences on an anniversary of that hiring date. If a Participant incurs a Separation from Service and is subsequently rehired by the Company, then any employment prior to such rehire date shall be disregarded for purposes of determining the Participant's Years of Service. Any partial year of employment shall not be counted. For purposes of this definition, the Participant's Years of Service shall terminate upon the earlier to occur of the following: (i) six (6) months following the date the Participant becomes disabled; (ii) upon commencement of a long-term disability benefit from a Company sponsored plan; or (iii) upon Separation from Service."

2. The final two (2) sentences of Section 4.1 are hereby deleted in their entirety.

3.  Section 4.3 is hereby restated in its entirety as follows:

    "4.3  Alternative Forms of Benefit Payments.
          -------------------------------------

          (a) At any time prior to one (1) year prior to Separation from Service, a Participant may elect that the actuarial equivalent of his benefit under Section 4.1 or 2.1, as applicable, shall be payable in one of the following forms:

               (i)   In the form of a period certain for five (5) years;

               (ii) In the form of a period certain for ten (10) years; or

               (iii) In the form of an annuity for the life of
                     the Participant.

          (b) For purposes of determining the actuarial equivalent of a Participant's benefit under paragraph (a)(i) or paragraph (a)(ii) above, the rate used, in the actuarial calculation shall equal the interest rate for immediate annuities used by the Pension Benefit Guaranty Corporation in determining the present value of the lump sum equivalent on Plan termination that is in effect on the first day of the month preceding the month in which the Participant's distribution commences.

          (c) A Participant's benefit under paragraph (a)(iii) above shall be calculated using the same mortality tables as used in the Retirement Plan.

          (d) Notwithstanding the provisions of paragraph (a) above, if a Participant elects prior to (but within one (1) year of) Separation from Service to receive benefits in a form as provided in paragraph (a)(i), (a)(ii) or (a)(iii) above, the Participant's benefit shall be paid in the form elected, but shall be reduced by ten percent (10%).

          (e) The election in paragraph (a)(iii) above must be consented to in writing by the electing Participant's spouse before the election is valid. Such an election shall be made in accordance with the Administrator's rules and procedures as may be in effect from time to time."

     The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.


                              UNIFIED WESTERN GROCERS, 1NC.
                              FORMERLY KNOWN AS CERTIFIED GROCERS OF
                              CALIFORNIA, LTD.

                              By:   /s/ Robert M. Ling, Jr.
                                   ---------------------------

                              Its:  Executive Vice President
                                    General Counsel
                                   ---------------------------

                              Date: April 20, 2000
                                   ---------------------------